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                                                                    EXHIBIT 23.6

                 CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD.

                       [CHAPMAN LETTER HEAD APPEARS HERE]

                               February 13, 2001

Neutrino Resources Inc.
1400, 300 - 5th Avenue SW
Calgary, Alberta  T2P 3C4
Attention: Mr. Al Smith

     Dear Sir:
Re:  Neutrino Resources Inc. (the "Company")
     Consent Letter
     ---------------------------------------

     We hereby consent to the use of and reference to our name and material from our report entitled "Neutrino Resources Inc., Reserve and Economic Evaluation Constant Price/No Cost Escalation Case", dated January 6, 2000 and any other associated reports in the Registration Statement on Form S-8 of Southern Mineral Corporation and in any required filings with the Securities Exchange Commission
(SEC) or any other securities regulatory bodies.

                              Yours very truly,

                              Chapman Petroleum Engineering Ltd.

                              /s/ C. W. Chapman
                              ------------------------
                              C. W. Chapman P. Eng.
                              President


                               PERMIT TO PRACTICE
                       CHAPMAN PETROLEUM ENGINEERING LTD
                          Signature:/s/ C. W. Chapman
                              --------------------
                                 Date: 02/13/01
                              --------------------
                             PERMIT NUMBER: P 4201

                   The Association of Professional Engineers,
                    Geologists and Geophysicists of Alberta